EX-99.5d

PerspectiveSM
Application for the Perspective
Fixed and Variable Annuity(R)
For application questions or assistance, please call 800/766-4683
(7:00 a.m. to 6:00 p.m. MT).

Owner
Name
Social Security No.  n (Include dashes.)
Tax I.D. No.   n
Date of Birth (mm/dd/yyyy)  E-Mail Address  Age      Sex
Address (number and street)
City, State, ZIP
Phone No. (Include area code.)
Are you a U.S. citizen?
n  Yes      n  No


Joint Owner
(Proceeds will be distributed on death of first Owner. Spousal Joint Owner has option to continue contract in force.)
Name
Social Security No./Federal I.D. (Include dashes.)
Date of Birth (mm/dd/yyyy)  E-Mail Address  Relationship to Owner
Are you a U.S. citizen?
n  Yes      n  No


Annuitant (If other than Owner)
Name (Print as desired in policy)
Social Security No./Federal I.D. (Include dashes.)
Date of Birth (mm/dd/yyyy)  E-Mail Addres   s        Sex
Address (number and street)
City, State, ZIP
Phone No. (Include area code.)
Are you a U.S. citizen?
n  Yes      n  No


Joint Annuitant
Are you a U.S. citizen?
n  Yes      n  No
Name
Social Security No./Federal I.D. (Include dashes.)
Date of Birth (mm/dd/yyyy)  E-Mail Address  Sex



The Beneficiary
PRIMARY NAME
Date of Birth (mm/dd/yyyy)  E-Mail Address  Relationship to Owner
Address
CONTINGENT NAME   Date of Birth     Relationship to Owner


ARIZONA RESIDENTS, PLEASE NOTE: RIGHT TO EXAMINE
On written request, the Company will provide to the Contract Owner within a reasonable time, reasonable factual information regarding the benefits and provisions of this Contract. If for any reason the Contract Owner is not satisfied, the Contract may be returned to the Company or producer within 20 days after delivery, and the Contract Value will be returned.


Premium Payment
Initial Premium With Application    $


Capital Protection Program
Capital Protection Program?    n  Yes   n  No
Which Guaranteed Account Option do you intend for the Capital Protection Program? n 1 year n 3 year n 5 year n 7 year Now that you have determined which Guaranteed Account Option you intend to use, indicate how you would like the balance of your initial investment allocated in the Premium Allocation Section below.



Premium Allocation (Whole percentages - must total 100%.)
         %        JNL(R)/Alger Growth
         %        JNL/Alliance Growth
         %        JNL/Eagle Core Equity
         %        JNL/Eagle SmallCap Equity
         %        JNL/First Trust The DowSM Target 10
         %        JNL/Janus Aggressive Growth
         %        JNL/Janus Balanced
         %        JNL/Janus Capital Growth
         %        JNL/Oppenheimer Global Growth
         %        JNL/Oppenheimer Growth
         %        JNL/Putnam Growth
         %        JNL/Putnam International Equity
         %        JNL/Putnam Midcap Growth
         %        JNL/Putnam Value Equity
         %        PPM America/JNL Balanced
         %        PPM America/JNL High Yield Bond
         %        PPM America/JNL Money Market
         %        Salomon Brothers/JNL Global Bond
         %        Salomon Brothers/JNL U.S. Government & Quality Bond
         %        T. Rowe Price/JNL Established Growth
         %        T. Rowe Price/JNL Mid-Cap Growth
         %        T. Rowe Price/JNL Value
         %        JNL/S&P Conservative Growth I
         %        JNL/S&P Moderate Growth I
         %        JNL/S&P Aggressive Growth I
         %        JNL/S&P Very Aggressive Growth I
         %        JNL/S&P Equity Growth I
         %        JNL/S&P Equity Aggressive Growth I


Indexed Fixed Option
9 year ____%
Guaranteed Account Options
1 year ____%   3 year ____%   5 year ____%    7 year ____%
Subsequent payments will be invested as indicated in Premium Allocation above unless the Company is otherwise instructed.


DCA+ (Call for Term Options currently available)*
DCA+ Term _______________
Invest $ _______________ in DCA+ (Available for new money only.) Make first transfer on ___ /___ /___ (within 30 days of fund receipt). Indicate target portfolio(s) and percentage(s) below:
         Target Fund       Percentage
                            %
                            %
                            %
                            %
If DCA+ is selected, subsequent payments will be invested in the target funds unless the Company is otherwise instructed. *This option provides an automatic monthly transfer to the selected Portfolios so the entire amount invested in this program plus earnings will be transferred by the end of the DCA Term selected.


Will this annuity replace any existing life insurance or annuity?
n  Yes    n No      Details:
Company
Policy No.


Annuity Type
Plan Type
n Non-Tax Qualified w/EarningsMaxSM* n IRA -- Individual n Non-Tax Qualified w/out EarningsMaxSM* n IRA -- Custodial n 401(k) Qualified Savings Plan n IRA -- SEP n HR-10 (Keogh) Plan n IRA -- Roth n Deferred Compensation n Other n 403(b) TSA (Direct Transfer only) n Contribution Year _____ *Once selected, this plan cannot be changed.


Type of Transfer
n IRC 1035 Exchange                 n Non-Direct Rollover
n Direct Transfer          n Roth Conversion
n Direct Rollover


Income Date
Anticipated Income/Annuity Date: ________________________
If Income Date is not specified, age 90 (age 701/2 for Qualified Plans) will be used.


Rebalancing
Rebalancing to begin on____________ (mm/dd/yyyy).
Rebalancing to my Premium Allocation above should occur:
n Monthly   n Quarterly   n Semiannually   n Annually


Authorization for Telephone Transfers (Please initial)
I (We) hereby authorize telephone transfers, subject to the conditions set forth below:

         Yes           No

(If no election is indicated, the Company will default to Yes for transfers. The default for ND is No.)


Jackson National Life Insurance Company(R) (JNL) has procedures designed to provide reasonable assurance that telephone authorizations are genuine. Such procedures include requesting identifying information and tape recording telephone communications. If JNL fails to employ reasonable procedures to ensure that telephone authorizations are genuine, we may be held liable for such losses. Neither JNL nor its producers or representatives who act on its behalf shall be subject to any claim, loss, liability, cost, or expense in connection with a telephone transfer if acted on in good faith in reliance on this authorization.


Dollar-Cost Averaging
I (We) authorize the Company to transfer the following amount as indicated below (min. $100). Transfers are available from all variable accounts and the one-year Guaranteed Account Option. (Check transfer frequency.)
         n Monthly         n Quarterly      n Semiannually    n Annually
Please make the first transfer on ____________ (mm/dd/yyyy)
Source Fund       Target Fund       Amount
(One source fund only)
                                    $
                                    $
                                    $

IMPORTANT:  MAKE ALL CHECKS  PAYABLE  ONLY TO JACKSON  NATIONAL  LIFE  INSURANCE
COMPANY

1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained above are full, complete and true.

2. I (We) certify that the Social Security or taxpayer identification number shown above is correct.

3. I (We) understand that annuity premiums, benefits, and surrender values, if any, when based on the investment experience of a separate account of JNL, are variable and may be increased or decreased, and the dollar amounts are not guaranteed.

4. I (We) have been given a current Prospectus for this variable annuity and for each Series listed above.

5. The Contract I (we) have applied for is suitable for my (our) insurance investment objective, financial situation and needs.

6. I (We) understand the restrictions imposed byss.403(b)(11) of the Internal Revenue Code. I (We) understand the investment alternatives available under my
(our) employer's 403(b) plan, to which I (we) may elect to transfer my (our) contract value.

7. The Guaranteed Account Options are subject to an Interest Rate Adjustment which may increase or decrease amounts payable or withdrawn, but the Guaranteed Account Contract Value will never decrease to less than the Guaranteed Account Minimum Value.

Dated and signed
at
         City     State
on
                  (mm/dd/yyyy)
Signature of Owner
Signature of Joint Owner   Title
Signature of Annuitant if other than Owner


Registered Representative Statement: (Must check appropriate box.) I have complied with requirements for disclosure and/or replacement as necessary. I certify that I am authorized and qualified to discuss the Contract herein applied for. To the best of my knowledge and belief, this application n will n will not replace any life insurance or annuities. Please provide a State Replacement form where required.
Producer/Representative's Full Name (Please print)Phone No. (Include area code.)
Address           City     State
Signature of Producer/Representative  (ID No. -- FL only)     Date (mm/dd/yyyy)
Broker/Dealer Name and No.                          JNL Producer No.


ARKANSAS, COLORADO, DISTRICT OF COLUMBIA, KENTUCKY, LOUISIANA, MAINE, NEW MEXICO, OHIO AND PENNSYLVANIA RESIDENTS, PLEASE NOTE: Any person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

In Colorado, any insurance company, or agent of an insurance company, who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding, or attempting to defraud, the policyholder or claimant with regard to a settlement or award payable from insurance proceeds, shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.
FLORIDA RESIDENTS: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information, is guilty of a felony of the third degree.



Jackson National Life Service Center
P.O. Box 378002, Denver, CO 80237-8002
800/766-4683



VDA103   V3473 07/01